SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 24, 2006 (October 18, 2006)
ZAPATA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)
Nevada

(State or Other Jurisdiction of Incorporation)

1-4219	74-1339132

(Commission File Number)	(IRS Employer Identification No.)

100 Meridian Centre, Suite 350, Rochester, New York	14618

(Address of Principal Executive Offices)	(Zip Code)

(585) 242-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 1.01 Entry Into a Material Definitive Agreement.
     On September 8, 2006, Zapata Corporation, a Nevada corporation (“Zapata” or the “Company”), the 58% stockholder of Omega Protein Corporation, a Nevada corporation (“Omega”), entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which (i) Omega agreed to acquire from Zapata 9,268,292 shares of the common stock, par value $.01 per share, of Omega held by Zapata at a purchase price of $5.125 per share for an aggregate purchase price of $47,500,000 and (ii) Zapata granted to Omega an option to acquire all of the shares of Common Stock held by Zapata on the date of the exercise of such option at a purchase price of $4.50 per Option Share. Section 7.10(a)(i) of the Purchase Agreement required that Omega, as promptly as practicable after the date of the Agreement, but no less than 20 business days thereafter, file a Registration Statement on Form S-3 pursuant to Rule 415 for the resale of the Remaining Shares (as that term is defined in the Purchase Agreement).
     Under a letter agreement dated October 18, 2006 (the “Amendment”), the Company has requested, and Omega has agreed, that Omega delay the filing of the Registration Statement until such time as the Company notifies Omega of a new deadline for the filing of the Registration Statement, which notification shall precede the new deadline by at least 15 business days. Except as modified by the Amendment, the Purchase Agreement remains unmodified and in full force and effect.
     This summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment which is filed herewith as Exhibit 10.1 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

10.1	Letter Agreement dated October 18, 2006 between Omega Protein Corporation and Zapata Corporation, amending the Stock Purchase Agreement between the parties dated as of September 8, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAPATA CORPORATION

Date: October 24, 2006	By:	/s/ Leonard DiSalvo

	Name:	Leonard DiSalvo
	Title:	Vice President — Finance and CFO

EXHIBIT LIST

Exhibit No.	Description
10.1	Letter Agreement dated October 18, 2006 between Omega Protein Corporation and Zapata Corporation, amending the Stock Purchase Agreement between the parties dated as of September 8, 2006.